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[LOGO]                                            BIOSANTE PHARMACEUTICALS, INC.
                                                  175 Olde Half Day Road
                                                  Lincolnshire, Illinois 60069
                                                  www.biosantepharma.com

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FOR IMMEDIATE RELEASE                                       BULLETIN BOARD: BTPH
                                                  CANADIAN VENTURE EXCHANGE: BAI

               BIOSANTE PHARMACEUTICALS, INC. ANNOUNCES IN-LICENSE
              OF FOUR HORMONE PRODUCTS FOR MEN'S AND WOMEN'S HEALTH

LINCOLNSHIRE, ILLINOIS, JUNE 13, 2000 - BioSante Pharmaceuticals, Inc. (OTCBB-BTPH; CDNX-BAI) today announced that it has signed an in-license agreement covering four hormone products for the treatment of testosterone deficiency in men and estrogen deficiency in women. The license agreement was signed with Permatec Technologies, AG of Switzerland.

"This agreement implements our in-licensing strategy which aims to build a robust product pipeline of late-stage innovative pharmaceutical products," said Stephen M. Simes, president and CEO of BioSante. "These products and their unique delivery systems are ideal candidates for this strategy - not only do they meet our in-licensing criteria, they also represent large market opportunities."

These products will address a variety of hormone deficiencies that affect both men and women. Symptoms of these hormone deficiencies include impotence, lack of sex drive, muscle weakness and osteoporosis in men and menopausal symptoms in women including hot flashes, vaginal atrophy, decreased libido and osteoporosis. The market for testosterone and estrogen products is well over a billion dollars in size in the U.S. alone, and that figure is expected to double over the next five years.

Three of the four new products licensed by BioSante are gel formulations of testosterone (the natural male hormone), estradiol (the natural female hormone) and a combination of estradiol and a progestogen (another female hormone). The gels are designed to be quickly absorbed through the skin after application on the arms, abdomen or thighs, delivering the required hormone to the bloodstream evenly and in a non-invasive, painless manner. The gels which should be applied once per day and will be absorbed into the skin without a trace of residue. The fourth product is an estradiol patch for application on the skin once per week with delivery of estradiol lasting seven days. BioSante expects to begin human clinical trials by the end of 2000, in order to obtain FDA approval to market as soon as possible.

LICENSE TERMS AND TERRITORY
Under terms of the license agreement signed with Permatec, BioSante acquired exclusive marketing rights, with the right to grant sub-licenses, to the three testosterone and estradiol products for all therapeutic indications in the U.S., Canada, Mexico, Israel, Australia, New Zealand, China, Malaysia, Indonesia and South Africa. BioSante acquired exclusive marketing rights, with the right to grant sub-licenses, for the combination estradiol and progestogen product in the U.S. and Canada. BioSante will make an upfront payment, expects to fund the development of the products, make milestone payments and once regulatory approval to market is received, pay royalties on sales of the products.

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ABOUT PERMATEC TECHNOLOGIE, AG
BioSante entered into the license agreement with Permatec Technologie, AG, a drug delivery company that specializes in developing transdermal systems and topical dermatological products. Permatec, a company of the Permatec Group of Muttenz (Basel), Switzerland, is a private company founded in 1995 by Dr. J. Gonella, who also was the founder of JAGO now known as SkyePharma (NASDAQ:
SKYE). Permatec employs 15 people most of whom are research and development scientists involved in formulation and product development. Permatec has expertise in the formulation of patch and gel products and has granted a similar license to the estradiol/progestogen combination gel to a multi-national pharmaceutical company headquartered in Europe for marketing in other countries to which BioSante does not have the rights. Earlier this year Permatec announced its intention to merge with Medi-Ject Corporation (NASDAQ: MEDJ) of Minneapolis, Minnesota. According to Medi-Ject, it is the world's leading marketer of needle-free injectable drug delivery systems.

ABOUT BIOSANTE PHARMACEUTICALS, INC.
BioSante is an emerging pharmaceutical company, developing its nanoparticulate-based platform technology for novel vaccines, vaccine adjuvants and drug delivery systems. BioSante intends to grow through developing its platform technology and by in-licensing additional late-stage pharmaceuticals to expand its product portfolio.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE STATEMENTS REGARDING BIOSANTE CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL IN NATURE, PARTICULARLY THOSE THAT UTILIZE TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "LIKELY," "EXPECTS," "ANTICIPATES," "ESTIMATES," "BELIEVES" OR "PLANS," OR COMPARABLE TERMINOLOGY, ARE FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS, AND ENTAIL VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS KNOWN TO BIOSANTE THAT COULD CAUSE SUCH MATERIAL DIFFERENCES ARE IDENTIFIED AND DISCUSSED FROM TIME TO TIME IN BIOSANTE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED ON PAGES 12 TO 20 OF BIOSANTE'S FORM 10-KSB, WHICH DISCUSSION ALSO IS INCORPORATED HEREIN BY REFERENCE.

FOR MORE INFORMATION, PLEASE CONTACT:


Phillip Donenberg                                      Joanna Longo
CFO                                                    Investor Relations
BIOSANTE PHARMACEUTICALS, INC.                         THE EQUICOM GROUP INC.
847-793-2458 tel                                       416-815-0700 ext. 233 tel
847-793-2457 fax                                       416-815-0080 fax
donenber@biosantepharma.com                            jlongo@equicomgroup.com

      THE CANADIAN VENTURE EXCHANGE HAS NEITHER APPROVED NOR DISAPPROVED THE
                        INFORMATION HEREIN CONTAINED.

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